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                                                                  Exhibit No. 10


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report on LIR Premier Money Market Fund and LIR Premier Tax-Free Money Market Fund dated February 23, 2001 in this Registration Statement (Form N-1A No. 333-52965) of Mitchell Hutchins LIR Money Series.



                                                  /s/ Ernst & Young LLP
                                                  ERNST & YOUNG LLP


New York, New York
April 9, 2001